Exhibit 23(a)


                 (ERNST & YOUNG, LLP LETTERHEAD APPEARS HERE)




We consent to the incorporation by reference into the Registration Statement (Form S-8) of Hovnanian Enterprises, Inc. (the "Company") pertaining to the 1999 Stock Incentive Plan for the registration of 1,500,000 shares of Class A common stock of our report dated December 15, 1998, with respect to the consolidated financial statements and schedules of the Company included in its Annual Report (Form 10-K) for each of the three years in the period ended October 31, 1998, filed with the Securities and Exchange Commission.



                                              /s/Ernst & Young LLP


New York, New York
December 16, 1999